Exhibit (c)(8)

Exhibit (c)(8)

CONFIDENTIAL DRAFT

Project Wellington

Considerations

Consideration Paid Analysis

Equity Value Per Share for the Public Shareholders

Consideration Paid

$MM, except where noted

Sponsor Offer Price

Price

$43.00

$43.50

$44.00

$44.25

$44.50

$45.00

$45.50

$46.00

Premium (3)

1.6%

2.8%

4.0%

4.6%

5.2%

6.3%

7.5%

8.7%

Price

%

$40.00

(5.5%)

46.59

47.68

48.77

49.31

49.86

50.94

52.03

53.11

$41.00

(3.1%)

45.40

46.49

47.58

48.13

48.67

49.76

50.85

51.93

$42.00

(0.8%)

44.20

45.30

46.39

46.94

47.49

48.58

49.67

50.75

$42.32

0.0%

43.82

44.92

46.01

46.56

47.11

48.20

49.29

50.38

$43.00

1.6%

43.00

44.10

45.20

45.75

46.30

47.39

48.48

49.57

$44.00

4.0%

41.79

42.90

44.00

44.55

45.10

46.20

47.29

48.39

$45.00

6.3%

40.58

41.69

42.79

43.35

43.90

45.00

46.10

47.20

Founder Shareholders

Equity Value to Public Shareholders

Consideration Paid Premium

$MM, except where noted

Sponsor Offer Price

Price

$43.00

$43.50

$44.00

$44.25

$44.50

$45.00

$45.50

$46.00

Premium (3)

1.6%

2.8%

4.0%

4.6%

5.2%

6.3%

7.5%

8.7%

Price

%

$40.00

(5.5%)

10.1%

12.7%

15.2%

16.5%

17.8%

20.4%

22.9%

25.5%

$41.00

(3.1%)

7.3%

9.9%

12.4%

13.7%

15.0%

17.6%

20.2%

22.7%

$42.00

(0.8%)

4.5%

7.0%

9.6%

10.9%

12.2%

14.8%

17.4%

19.9%

$42.32

0.0%

3.5%

6.1%

8.7%

10.0%

11.3%

13.9%

16.5%

19.0%

$43.00

1.6%

1.6%

4.2%

6.8%

8.1%

9.4%

12.0%

14.6%

17.1%

$44.00

4.0%

(1.2%)

1.4%

4.0%

5.3%

6.6%

9.2%

11.8%

14.3%

$45.00

6.3%

(4.1%)

(1.5%)

1.1%

2.4%

3.7%

6.3%

8.9%

11.5%

Founder Shareholders

Premium to 30-Day Share Price Average (3)

Notes

1. Fully diluted equity value (treasury method). Options allocated to minority shareholders

2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares, as reported in 3/7/06 Form 4

3. Premium to 30-Day share price average of $42.32, as of 3/10/06